UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 6, 2015

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35347	90-0475355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2525 28th Street, Suite 100 Boulder, Colorado		80301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 625-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

As previously announced on June 22, 2015, Dr. Andrew Allen resigned from the position of Executive Vice President of Clinical & Pre-Clinical Development & Chief Medical Officer of Clovis Oncology, Inc. (the “Company”) effective July 31, 2015. The Company has entered into a consulting agreement (the “Consulting Agreement”) with Dr. Allen pursuant to which he has agreed to be available for consultation during the period (the “Consulting Period”) commencing on July 31, 2015 and ending on July 31, 2016 (unless terminated earlier as a result of “just cause” (as defined in the Consulting Agreement) or Dr. Allen’s violation of certain restricted covenants or as extended by mutual agreement). During the Consulting Period, Dr. Allen will continue to vest in any options to purchase the Company’s common stock that were outstanding as of July 31, 2015.

The foregoing description is qualified in its entirety by reference to the Consulting Agreement, which appears as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in response to this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Consulting Agreement, dated August 6, 2015, by and between Andrew Allen and Clovis Oncology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOVIS ONCOLOGY, INC.

August 12, 2015	By:	/s/ Erle T. Mast
	Name:	Erle T. Mast
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Consulting Agreement, dated August 6, 2015, by and between Andrew Allen and Clovis Oncology, Inc.